UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 4, 2020

MEDICAL PROPERTIES TRUST, INC.
MPT OPERATING PARTNERSHIP, L.P.
(Exact Name of Registrant as Specified in Charter)

Maryland Delaware	001-32559 333-177186	20-0191742 20-0242069
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Urban Center Drive, Suite 501 Birmingham, AL	35242
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area
code: (205) 969-3755
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the
Form 8-K filing
is intended to simultaneously satisfy the filing obligation of the registrant under any of
the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share, of Medical Properties Trust, Inc.	MPW	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or
Rule 12b-2 of
the Securities Exchange Act of 1934 (17
CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.
On December 4, 2020, MPT Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”) and the operating partnership of Medical Properties Trust, Inc., a Maryland corporation (the “Company”), and MPT Finance Corporation, a Delaware corporation and wholly owned subsidiary of the Operating Partnership (together with the Operating Partnership, the “Issuers”), completed a public offering of $1.3 billion aggregate principal amount of their 3.500% Senior Notes due 2031 (the “Notes”) at a public offering price of 100.0% of the principal amount thereof. The Notes are governed by the terms of an Indenture, dated as of October 10, 2013 (the “Base Indenture”), among the Company, the Issuers, certain subsidiaries of the Operating Partnership and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by a Sixteenth Supplemental Indenture, dated as of December 4, 2020 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) among the Issuers, the Company and the Trustee.
Interest on the Notes is payable semi-annually on March 15 and September 15 of each year, commencing on March 15, 2021. The Notes pay interest in cash at a rate of 3.500% per year. The Notes will mature on March 15, 2031. The Issuers may redeem some or all of the Notes at any time prior to March 15, 2026 at a “make-whole” redemption price. On or after March 15, 2026, the Issuers may redeem some or all of the Notes at a premium that will decrease over time. In addition, at any time and from time to time prior to March 15, 2024, the Issuers may redeem up to 40% of the Notes at a redemption price equal to 103.5% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to, but excluding the redemption date, using the proceeds from one or more equity offerings.
In the event of a Change of Control Triggering Event (as defined in the Indenture), each holder of the Notes may require the Issuers to repurchase some or all of its Notes at a repurchase price equal to 101% of the aggregate principal amount of the Notes plus accrued and unpaid interest to the date of purchase.
The Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Company. The Notes and the Company’s guarantee are the Issuers’ and the Company’s respective general senior unsecured obligations and rank equal in right of payment with all such entities’ existing and future senior indebtedness, including borrowings under the Operating Partnership’s senior credit facilities, and senior in right of payment to all of such entities’ future subordinated indebtedness, if any. The Notes and the Company’s guarantee are effectively subordinated to all of the Issuers’ and the Company’s secured indebtedness, if any, to the extent of the value of the collateral securing such indebtedness and are also structurally subordinated to all existing and future indebtedness and other liabilities of the Issuers’ and the Company’s respective subsidiaries, including MPT Australia Realty Trust’s borrowings under the Australian Credit Agreement (as defined in the Indenture) and certain subsidiaries’ borrowings under the U.K. Credit Agreement (as defined in the Indenture), with respect to the assets of such subsidiaries.
The Indenture contains restrictive covenants that, among other things, restrict the ability of the Issuers and their restricted subsidiaries to: (i) incur debt; (ii) pay dividends and make distributions on, or redeem or repurchase, their capital stock; (iii) make certain investments or other restricted payments; (iv) sell assets; (v) create liens; (vi) enter into transactions with affiliates; and (vii) merge, consolidate or transfer all or substantially all of their assets. The Issuers and their restricted subsidiaries are also required to maintain total unencumbered assets of at least 150% of their collective unsecured debt. All of these covenants are subject to a number of important limitations and exceptions under the Indenture.
The Indenture also provides for customary events of default, including, but not limited to, the failure to make payments of interest or premium, if any, on, or principal of, the Notes, the failure to comply with certain covenants and agreements specified in the Indenture for a period of time after notice has been provided, the acceleration of other indebtedness resulting from the failure to pay principal on such other indebtedness prior to its maturity, and certain events of insolvency. If an Event of Default (as defined in the Indenture) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable, except that an Event of Default resulting from certain events of insolvency with respect to an Issuer will automatically cause the Notes to become immediately due and payable without any declaration or other act on the part of the Trustee or any holders of Notes.

The net proceeds from the offering were approximately $1,286.8 million, after deducting underwriting discounts and commissions and estimated offering expenses. The Operating Partnership intends to use (i) approximately $833.0 million of the net proceeds to finance the redemption of all of the Issuers’ 5.500% senior unsecured notes due May 1, 2024, and 6.375% senior unsecured notes due March 1, 2024, including accrued and unpaid interest thereon and the required make-whole premiums, and related fees and expenses, and (ii) the remainder of the net proceeds for general corporate purposes, which may include repaying amounts outstanding from time to time under the Operating Partnership’s revolving credit facility, working capital and capital expenditures and potential future acquisitions. Pending such use of the net proceeds, the Operating Partnership intends to invest the net proceeds in short-term interest-bearing securities.
The offer and sale of the Notes were made pursuant to a free writing prospectus, preliminary prospectus supplement and final prospectus supplement pursuant to the Issuers’ and the Company’s effective registration statement on
Form S-3
(File No.
333-229103,
333-229103-01
and
333-229103-02),
each of which has been filed with the Securities and Exchange Commission.
The foregoing is a summary description of certain terms of the Indenture and the Notes and is qualified in its entirety by reference to the text of the Indenture (including the form of Note included as an exhibit thereto). A copy of the Base Indenture and a copy of the Supplemental Indenture are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.
The Trustee has in the past provided, and may from time to time in the future provide, trustee, registrar, exchange agent, paying agent and other services to the Issuers and the Company.
Item 9.01. Financial Statements and Exhibits
(d)
 Exhibits
.

Exhibit No.	Description

4.1	Indenture, dated as of October 10, 2013, by and among Medical Properties Trust, Inc., MPT Operating Partnership, L.P., MPT Finance Corporation, certain subsidiaries of the Operating Partnership, and Wilmington Trust, National Association, as trustee. (incorporated by reference to Exhibit 4.1 of Medical Properties Trust, Inc. and MPT Operating Partnership, L.P.’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2013)

4.2*	Sixteenth Supplemental Indenture, dated as of December 4, 2020, by and among MPT Operating Partnership, L.P. and MPT Finance Corporation, as issuers, Medical Properties Trust, Inc., as parent and guarantor, and Wilmington Trust, National Association, as trustee

4.3*	Form of Note (included in Exhibit 4.2 above)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

MEDICAL PROPERTIES TRUST, INC.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer

MPT OPERATING PARTNERSHIP, L.P.

By:	/s/ R. Steven Hamner
Name:	R. Steven Hamner
Title:	Executive Vice President and Chief Financial Officer of the sole member of the general partner of MPT Operating Partnership, L.P.
Date: December 7, 2020